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                                                     Exhibit 23-A



                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Corporation 1997 Long-Term Stock Incentive Program of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP



Kansas City, Missouri
April 18, 1997